                                                                   Exhibit 10.27



                             SUBCONTRACT AGREEMENT

                                    BETWEEN

                             ARTHUR D. LITTLE, INC.

                                      AND

                              CORNING INCORPORATED

                              AGREEMENT NO. A11790



This Subcontract is entered into between Arthur D. Little, Inc. Acorn Park, Cambridge, Massachusetts 02140 (hereinafter referred to as "ADL" or "EPYX") and Corning Incorporated, One Riverfront Plaza, Corning, NY 14831 (hereinafter referred to as "CORNING", "SUBCONTRACTOR", or "Seller").

                                  WITNESSETH

WHEREAS, ADL has entered into a Subcontract with CORNING under Prime Cooperative Agreement No. DE-FC02-99EE50580 with the United States Government, Department of Energy, and

WHEREAS, ADL desires to enter into a subcontract with CORNING under said prime contract on a 35% Cost Sharing basis for assistance on the program entitled "New Millennium Fuel Processor for Transportation Fuel Cell Power System, Subtopic l.j.,"

NOW THEREFORE, the parties hereto to mutually agree as follows:

                             SCHEDULE OF ARTICLES
                             --------------------

ARTICLE I - STATEMENT OF WORK
-----------------------------

CORNING shall furnish, on a best reasonable efforts basis, the personnel, materials, services, equipment, facilities, and do all things necessary or incident to perform the tasks specified in the attached Statement of Work identified as Exhibit A, which is incorporated herein and made a part hereof.

                                                            AGREEMENT No. A11790
                                                                     Page 2 of 6

ARTICLE II - PERIOD OF PERFORMANCE
----------------------------------

The period of performance of this subcontract shall be from October 1, 1999 through January 14, 2003 inclusive of all reports.

ARTICLE III - COST-SHARING ARRANGEMENT
--------------------------------------

A. Estimated Cost - The total estimated cost for the work to be accomplished under this subcontract is $1,708,628. CORNING agrees to cost-share 35% of its estimated contribution to the project. Therefore, if CORNING incurs costs of $1,708,628 it will cost share $598,020 and be reimbursed $1,110,608.

B.   Cost Overrun or Additional Effort - If ADL approves a cost overrun or
     ---------------------------------
     additional effort under this subcontract, CORNING agrees that it will share 35% of the overrun cost or additional effort. If costs exceed $1,708,628, CORNING will not be obligated to proceed unless it agrees to do so and such a cost overrun or additional effort is approved.

ARTICLE IV - INVOICES
---------------------

Invoices shall be submitted monthly, in original and one copy referencing this Subcontract number and mailed to the following addressees for approval and payment:

 Original to:                                Copy to:
 ------------                                --------
 Arthur D. Little, Inc.                      Arthur D. Little, Inc.
 Attn.: Mr. Prashant S. Chintawar            Attn: Ms. Hieu Do
 15 Acorn Park                               20 Acorn Park
 Cambridge, MA 02140-2390                    Cambridge, MA 02140-2390

The invoices will contain, by element, actual expenditures for the current period, total cumulated billings to date, and will also indicate cost share amount and amount due. The period of services and agreement number should also be cited. Each current month's actual charges will be reduced by the 35% cost share amount.

ARTICLE V - PROVISIONAL BILLING RATES
-------------------------------------

Pending establishment of final overhead rates for any fiscal period, CORNING shall invoice at such provisional overhead rates as agreed upon between CORNING and ADL and/or the Government for application to this subcontract,

                                                            AGREEMENT No. A11790
                                                                     Page 3 of 6


subject to appropriate adjustment when the final rates for that period are established. To prevent substantial over- and under-payments, provisional billing rates may, at the request of either party, be revised by mutual agreement, either retroactively or prospectively. Please refer to "Additional Special Provisions, Item No. 7" for additional information regarding this subject.

ARTICLE VI - SUBCONTRACT SURVEILLANCE
-------------------------------------

  Authorized representatives of ADL and/or DOE shall, upon reasonable request, have access to CORNING's facilities in order to review the progress, discuss problems or failures, and witness testing pertaining to the requirements of this subcontract. CORNING shall provide adequate information on subcontract performance in response to reasonable requests by ADL and/or DOE representatives. Our surveillance shall be during normal business hours and will be with reasonable notice.

ARTICLE VII - TECHNICAL DIRECTION AND SUBCONTRACT ADMINISTRATION
----------------------------------------------------------------

ADL's Program Manager and Subcontract Administrator for this subcontract are:

 Program Manager                        Subcontract Administrator
 ---------------                        -------------------------
 Mr. Prashant S. Chintawar              Ms. Judith Blinn
 Arthur D. Little, Inc.                 Arthur D. Little, Inc.
 15 Acorn Park                          20 Acorn Park
 Cambridge, MA 02140-2390               Cambridge, MA 02140-2390

The Program Manager will act as ADL's representative for technical matters providing technical direction and discussion as necessary with respect to the Statement of Work, and monitoring the progress and quality of CORNING's performance. The Program Manager is not authorized to take any action, either directly or indirectly, that would change the pricing, quantity, quality, place of performance, delivery schedule or any other terms and conditions of the basic subcontract, or to direct the accomplishment of effort which goes beyond the scope of the basic contractual Statement of Work.

When, in the opinion of CORNING, the Program Manager requests efforts outside the existing scope of the subcontract, CORNING shall promptly notify Judith Blinn, the ADL Subcontract Administrator, in writing. No action shall be taken by CORNING under such direction until the ADL Subcontract Administrator has issued a subcontract modification or otherwise resolved the issue.

                                                            AGREEMENT No. A11790
                                                                     Page 4 of 6


ARTICLE VIII - INSPECTION AND ACCEPTANCE
----------------------------------------

ADL shall inspect and provisionally accept the materials and services provided under this subcontract and shall advise of any defect in materials and services not in accordance with the SOW or requested changes therein. In addition, the Contracting Officer under the prime contract, or his duly authorized representative is authorized to perform inspection and to accept the materials and services provided under the prime contract including those provided under this subcontract. Any provisional acceptance by ADL is subject to final acceptance by the Contracting Officer.

ARTICLE IX - INDEMNIFICATION FOR DEFECTIVE COST OR PRICING DATA
---------------------------------------------------------------

In the event ADL suffers a price reduction under the prime contract as a result of defective cost or pricing data furnished by CORNING in connection with this subcontract or any modification thereof, CORNING shall indemnify ADL in the full amount of such reduction.

ARTICLE X - ADDITIONAL PROVISIONS
---------------------------------

The clauses set forth in Attachment I, ADL Standard Provisions for Services and Supply Contracts (1998), Attachment II, Special Terms and Conditions for Research Financial Assistance Awards coded SPRG-0299/APM, Attachment III, Additional Special Provisions, Attachment IV, Federal Assistance Reporting Checklist, dated 1/28/99, Attachment V, Intellectual Property Provisions-- Research, Development, or Demonstration Large Business, State and Local Governments, and Foreign Organizations, coded LB-498 and DOE Assistance Regulations AND 10 CFR Part 600, as Amended Subparts A and B which are Incorporated by Reference, and Attachment VI, Guidelines for Intellectual Property Agreement for SFAA l.j., apply to this subcontract and are made a part hereof.

ARTICLE XI - AUDIT RESTRICTIONS
-------------------------------

Nothing of this subcontract shall be construed as granting to ADL the right of access to the financial books and records of CORNING for purposes of this subcontract and ADL's compliance with its obligations to the Government Prime Contract. Excluded from terms' substitution of "ADL" for the "Government" or the "Contracting Officer," in the DOE provisions are all of the provisions that would allow ADL access to CORNING's financial books and records. For purposes of those excluded clauses, the terms "Government," "Controller General," "Department of Energy," or "Contracting Officer" shall remain

                                                            AGREEMENT No. A11790
                                                                     Page 5 of 6


unchanged, and any required access to such CORNING financial books and records shall be limited to the cognizant Government activity and its authorized representatives.

ARTICLE XII - ORDER OF PRECEDENCE
---------------------------------

In the event of an inconsistency in this subcontract, unless otherwise provided herein, the inconsistency shall be resolved by giving precedence in the following descending order (i.e. a. has highest priority, b. has next to highest priority, etc.):

a.   Agreement No. A11790 and Exhibit A, Statement of Work
b.   Attachment I--ADL Standard Provisions for Services and Supply Contracts
     (1998)
c. Attachment II--Special Terms and Conditions for Research Financial Assistance Awards
d.   Attachment III--Additional Special Provisions
e.   Attachment IV--Federal Assistance Reporting Checklist, dated 1/28/99
f. Attachment V--Intellectual Property Provisions - Research, Development, or Demonstration Large Business, State and Local Governments, and Foreign Organizations and Incorporation of 10 CFR 600 incorporated by reference
g.   Attachment VI--Guidelines for Intellectual Property Agreement for SFAA l.j.

     All references to the terms "grant(s)" or "contracts(s)" shall be read as "cooperative agreement" or "agreement;" the terms "grantee" or "contractor" shall be read as "participant, recipient or awardee;" the term "subgrant" shall be read as "subaward;" and the terms "subcontract" or "contract" awarded under a grant shall be read as "contract" under a cooperative agreement.

     BOTH PARTIES HERETO WARRANT and REPRESENT that they have full right, power and authority to execute this subcontract.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day of year last specified below.



ARTHUR D. LITTLE, INC.                    CORNING INCORPORATED

By:  /s/ Judith Blinn                     By: /s/Steven Suttle
     -----------------------------            -----------------------------

                                                            AGREEMENT No. A11790
                                                                     Page 6 of 6

Typed                                      Typed
Name:  Judith Blinn                        Name:  Steven Suttle
       -----------------------------              ----------------------------

Title: Contracting Officer                 Title: Vice President
       -----------------------------              ----------------------------

Date:  6 Dec. 1999                          Date: 03 Dec. 1999
       -----------------------------              ----------------------------

     In witness whereof, the duly authorized representatives of IFC and ADL have executed this Subaward on the dates shown.


A. D. LITTLE, INC.                INTERNATIONAL FUEL CELLS
                                  CORPORATION

By   /s/ Judith Blinn             By   /s/ Robert L. Suttmiller
  -----------------------------     ----------------------------------



Name                              Name
(Typed)   Judith Blinn            (Typed)   Robert L. Suttmiller
       ------------------------          ------------------------------

Title   Contracting Officer       Title   President
     --------------------------        --------------------------------

Date   1/5/98                     Date    1/6/98
    ---------------------------       ---------------------------------

                                                                   Exhibit 10.27

                                  ATTACHMENT I


                             ARTHUR D. LITTLE, INC.
            STANDARD PROVISIONS FOR SERVICES AND SUPPLY SUBCONTRACTS
                                      1998

                                  ATTACHMENT 1



                             ARTHUR D. LITTLE, INC.
            STANDARD PROVISIONS FOR SERVICES AND SUPPLY SUBCONTRACTS
                                      1998

1.   INDEPENDENT CONTRACTOR

Subcontractor shall perform under this Subcontract as an independent contractor. Nothing herein contained shall be construed as creating the relationship of employer and employee or principal and agent between ADL and Subcontractor or any employee or agent of Subcontractor. Neither Subcontractor nor any of its employees or agents have any authority to represent, commit, or bind ADL to any person, firm, association, corporation or government agency.

2.   INDEMNITY AGAINST CLAIMS

Subcontractor hereby agrees to indemnify and save harmless ADL, its agents and employees, against any and all liability, obligations, claims, loss and expense,
(a) caused or created by Subcontractor, its suppliers, or the agents and employees of either, arising as a result of willful misconduct or gross negligence, or (b) arising directly or indirectly out of injuries suffered or allegedly suffered by employees of Subcontractor or its suppliers (i) in the course of their employment, (ii) in the performance of work hereunder, or (iii) upon premises owned or controlled by ADL.

3.   PATENT INDEMNITY

Subcontractor warrants that all products and materials which it furnishes to ADL hereunder which are not of ADL's design, composition or manufacture do not infringe any valid patent, copyright or trademark. Subcontractor shall indemnify and save ADL harmless from any and all expense, liability and/or loss, including attorney's fees, arising out of claims, suits or actions alleging such infringement.

4.   INSURANCE

If in the performance of this Subcontract Subcontractor's employees are required to enter premises owned or controlled by ADL or the prime contractor, Subcontractor shall maintain Workmen's Compensation and Comprehensive Public Liability and Property Damage, including Automobile Public Liability and Property Damage coverage in amounts, in forms and with carriers satisfactory to ADL, and shall on request furnish certificates attesting to such insurance or submit the policies for inspection by ADL.

5.   RELEASE OF INFORMATION

No news release, including photographs and films, public announcements or confirmation of same, or any part of the subject matter of this Subcontract, or any phase of any program hereunder shall be made without the prior written approval of ADL. Such approval will not be unreasonably withheld.

The Subcontractor further agrees to insert the provisions of this clause in any of its subcontracts, purchase orders, or consulting agreements issued under this Subcontract.

6.   NOTICE OF LABOR DISPUTES

Whenever an actual or potential labor dispute is delaying or threatens to delay the performance of the work, Subcontractor shall immediately notify ADL in writing. Such notice shall include all relevant information concerning the dispute and its background.

7.   TAXES

Subcontractor agrees that, unless otherwise indicated in this Subcontract, (a) the prices herein do not include any state or local sales, use or other tax from which an exemption is available for purposes of this Subcontract, and (b) the prices herein include all other applicable federal, state and local taxes in effect at the date of this Subcontract. Subcontractor agrees to accept any use tax exemption certificates when supplied by ADL if acceptable to the taxing authorities. In case it shall ever be determined that any tax included in the prices herein was not required to be paid by Subcontractor, Subcontractor agrees to notify ADL and to make prompt application for the refund thereof, to take all proper steps to procure the same and when received to pay the same to ADL.

8.   ASSIGNMENT OF CLAIMS

Subcontractor shall not assign any rights or claims under this Subcontract or for breach thereof, without prior written consent of ADL. Attempted assignments not having ADL approval shall be void.

In no event shall copies of this Subcontract, specification or other similar documents relating to work under this Subcontract be furnished to any assignees of claim arising under this Subcontract without the prior written consent of the ADL Subcontract Administrator.

9.   SUBCONTRACTING

None of the work to be performed by the Subcontractor under this Subcontract shall be subcontracted without the prior written consent of ADL; however, this limitation shall not apply to the purchase of standard commercial supplies or raw material.

10.  CONFIDENTIAL UNDERSTANDING

In the performance of the work under this Subcontract, ADL and Subcontractor (the parties) and their employees may be exposed to, or have contact with, or knowledge of developments, research projects, manufacturing or trade secrets, identification of clients or business confidences of the other party to the extent identified in writing and delivered to the receiving party. Accordingly, the parties agree to hold in confidence all such matters both during and after completion of the work called for under this Subcontract and to secure a like agreement from any of their personnel assigned to perform services related to this Subcontract. Excluded from the foregoing restriction is information which has become a part of the public domain, information which the other party can reasonably show is in its possession at the time of disclosure and was not acquired directly or indirectly from the other party, and information received by either party from a third party having the legal right to transmit the same information which the receiving party can demonstrate was independently developed without the use of the disclosed information. The obligations of confidentiality hereunder shall remain in force for a period of five years after the date of termination or expiration of this Subcontract.

11.  WAIVER

The failure of ADL to insist upon the performance of any provision of this Subcontract, to exercise any right or privilege granted to ADL under this Subcontract shall not be construed as waiving any such provision, and the same shall continue in force.

12.  COMPLIANCE WITH LAWS/PERMITS

Subcontractor agrees to comply with the requirements of the Fair Labor Standards Act of 1938, as amended, and of regulations and orders of the United States Department of Labor under Section 14 thereof.

Except as otherwise directed by ADL, Subcontractor shall procure all necessary permits or licenses and abide by all applicable laws, regulations and ordinances required by the political subdivision in which the work and/or services under this Subcontract is performed.

13.  SUBCONTRACT SURVEILLANCE

Upon reasonable request, authorized representatives of ADL and/or the prime contractor shall have access to Subcontractor's facilities in order to review progress and discuss problems pertaining to the requirements of this Subcontract. Subcontractor shall provide adequate information on Subcontract performance in response to reasonable requests by ADL and/or the prime contractor.

14.  INSPECTION AND ACCEPTANCE

All material and work, including raw materials, component, and end products, shall be subject to inspection and test by ADL and the Government to the extent practicable at all times and places, and the plants of Subcontractor and its subcontractors of any tier shall be subject to inspection by ADL and the Government. The exercise of this right of inspection and test, however, shall in no way relieve Subcontractor of its obligation to furnish all material and work in strict accordance with this order. In case any material or work is found to be defective, ADL shall have the right to reject, rework or sort the same or require that it be corrected or replaced promptly, all at Subcontractor's expense. If inspection and test are made on the premises of Subcontractor or any subcontractor of Subcontractor, Subcontractor or such subcontractor shall furnish without additional charge all reasonable facilities and assistance for the safe and convenient inspections and tests required. All inspections and tests shall be performed in such manner as not to delay the work unduly.

ADL shall inspect and provisionally accept the materials and services provided under this Subcontract and shall advise Subcontractor of any defect or required changes therein. In addition, the Contracting Officer under the prime contract or his duly authorized representative is authorized to perform inspection and to accept the materials and services provided under the prime contract, including those provided under this Subcontract. Any provisional acceptance by ADL is subject to final acceptance by the Government Contracting Officer.

15.  GOVERNMENT-FURNISHED PROPERTY

If any Government property is furnished to Subcontractor in connection with performance of this order, title thereof shall remain in the Government and the Government shall have access thereto, at all reasonable times. Subcontractor shall return such property in the condition in which it was received, except for reasonable wear and tear and except to the extent that such property has been incorporated in material delivered under this order or has been consumed in normal performance of this order. Subcontractors shall comply with the provisions of FAR Part 45.

16.  DISPUTES

Either party may litigate any dispute arising under or relating to this Subcontract before any court of competent jurisdiction. Pending resolution of any such dispute by settlement or by final judgment, the parties shall proceed diligently with performance. Subcontractor's performance shall be in accordance with ADL'S written instructions. All references to disputes procedures in Government clauses incorporated by reference shall be deemed to be superseded by this clause.

17.  CHANGES

ADL may at any time, by a written notice, make reasonable changes in the specifications, designs or drawings, samples or other description to which the articles are to conform, in methods of shipment and packaging, place of delivery, or the amount of ADL/Government-furnished property. If any such change causes an increase or decrease in the cost of, or the time required for, the performance of any part of the work under this order, whether changed or not changed by any such order, an equitable adjustment shall be made in the price or delivery schedule, or both, and this order modified in writing accordingly. Any claim by Subcontractor for an adjustment must be made in writing within thirty
(30) days of the receipt of any such notice, provided, however, that ADL may, at its discretion, receive and act upon any such claim so made at any time prior to final payment under this order. Nothing in this clause shall excuse the Subcontractor from proceeding without delay to perform this Subcontract as changed.

18.  TERMINATION

(a) ADL may terminate this Subcontract, in whole or in part, in accordance with the provisions of the Termination clause set forth in FAR 52.249-6 if Subcontractor fails to comply with any of the provisions hereof, or if Subcontractor becomes the subject of a proceeding under state or federal law for relief of debtors or makes an assignment for the benefit of creditors. (b) Without effecting its right to terminate this order under paragraph (a) hereof, ADL may, for its convenience, terminate this Subcontract in whole or, from time to time, in part, except the term "1 year" in paragraph (f) is changed to "6 months."

19.  RESERVED

                                                 ----------------
                                                    Last Item

                                    EXHIBIT A



                                    STATEMENT

                                       OF

                                      WORK

     Corning will do bulk of its work in the period October 1, 1999 to April 30, 2002 with supplemental support in the last portion of the contract. For FY2000 (October 1, 1999 -- September 30, 2000), Corning will receive $0.65 MM and for October 1, 2000 -- November 30, 2000 period, $ 50,000. All figures include Corning's cost share.

Importance of catalysts and adsorbents

     Epyx fuel processing approach consists of a series of chemical reactions, which are assisted by catalysts and adsorbents. These materials play an important role in obtaining satisfactory performance and Corning's role will crucial to the overall success of the program. The catalysts and adsorbents developed in this program will be all based on very high cell density monolith/foam/reticulate type substrates made by Corning. They offer a high potential for reduction of weight & volume of the catalysts and system pressure drop. For a transportation specific fuel processor application, some of the desired characteristics of catalysts are:

1. Activity per unit mass and volume about an order of magnitude higher than that of conventional syn gas catalysts

2.   High thermal and mechanical integrity/longevity

3.   High selectivity towards desired product(s) of reaction

4.   Ability for rapid startup, shut-down, and transients

5.   Ability to withstand intermittent operation

6.   Heat transfer capability

7.   High tolerance for contaminant(s) such as sulfur, chlorine, etc.

8. Ability to process multiple fuels such as reformulated gasoline, natural gas, ethanol, etc.

9.   Ability to operate under high humidity conditions

10.  Low cost


Overview of SOW

                         Contract No. DE-FC02-99EE50580
                                STATEMENT OF WORK
                   Period: October 1, 1999 -- November 30, 2000
                                    EXHIBIT A


     Fuel Processor Substrate & Catalyst Development Program between Corning
                    Incorporated and Epyx/A. D. Little, Inc.

Introduction

     Over the past few years, fuel cell power systems for stationary and mobile applications have made tremendous advances. These advances have been possible due to fundamental understanding of catalysis, thermodynamics, reaction engineering, reactor design, and controls. Consequently, transportation fuel cell power systems are on the verge of commercialization. For example, current performance of the Epyx fuel processor on gasoline exceeds PNGV (Partnership for New Generation Vehicles) 2004 targets for energy efficiency and steady state emissions. Dry hydrogen concentrations of --45% have been observed at the LTS exit corresponding to --85% efficiency of the fuel processor (based on LHV of H2). However, there is still substantial work that must be performed in order for the Epyx fuel processor to meet the most stringent PNGV 2004 targets of power density, specific power, start-up time, transient response, endurance, and cost.

     The objective of this joint development program between Corning Incorporated (Corning) and A. D. Little, Inc./Epyx (Epyx) is to develop fuel processor specific substrate and catalyst technology suitable for Epyx Next Millennium Fuel Processor(TM). The work to be conducted is a part of Department of Energy SFAA program with the objective to develop, design, fabricate, and demonstrate two PEM fuel cell integrated 50 kWe multi-fuel processors for the transportation application. In addition to Corning, there are other subcontractors and Corning is expected to work closely with them. An important feature of this program is a close interaction among Epyx and all the subcontractors. The duration of Phase I of the program is July 15, 1999 to July 31, 2001 with a go/no-go after Phase I. This SOW covers the period 10/1/1999 -- 11/30/2000; Epyx and Corning will draft the SOW for 12/1/2000--7/31/2001 in December 2000. Corning's commitment to total program has been agreed to be $1,708,268 for the period 10/1/1999 -- 1/14/2003.

                               Epyx confidential

     The transportation fuel cell power system, of which the fuel processor is a component, is expected to meet or exceed PNGV 2004 targets. These performance and cost targets for fuel processor have been established for operation on California Phase II reformulated gasoline (RFG) and are shown in Table 1; fuel processor performance for other fuels is expected to exceed the target values for gasoline. Based on a proprietary automotive fuel cell system model, Epyx is currently establishing separate fuel processor performance and cost targets, which may be more stringent, and will be available within two months.


Table 1. PNGV technical targets: fuel-flexible fuel processors(a)
(Excludes fuel storage, includes controls, shift reactors, CO clean-up, heat exchangers)

------------------------------------------------------------------------------------------------
                                                                             Calendar Year
                                                                   -------------------------------------
          Characteristics                       Units               1997                  2000                   2004
------------------------------------------------------------------------------------------------------------------------
Energy Efficiency(b)                              %                     70                   75                   80
------------------------------------------------------------------------------------------------------------------------
Power Density                                     W/L                  400                  600                  750
------------------------------------------------------------------------------------------------------------------------
Specific Power                                   W/kg                  400                  600                  750
------------------------------------------------------------------------------------------------------------------------
Cost(c)                                         $/kWe                   50                   30                   10
------------------------------------------------------------------------------------------------------------------------
Start-up to Full Power                            Min                    2                    1                  0.5
------------------------------------------------------------------------------------------------------------------------
Transient Response
  (time from 10 to 90% power)                     Sec                   30                   20                   10
-----------------------------------------------------------------------------------------------------------------------
Emissions(d)                                               less than Tier 2     less than Tier 2     less than Tier 2
------------------------------------------------------------------------------------------------------------------------
Durability(e)                                   Hours                 1000                 2000                 5000
------------------------------------------------------------------------------------------------------------------------
CO Content Steady State(f)                        PPM                  100                   10                   10
------------------------------------------------------------------------------------------------------------------------
CO Content Transient(f)                           PPM                 5000                  500                  100
------------------------------------------------------------------------------------------------------------------------
H2S Content in Product Stream                     PPM                    0                    0                    0
------------------------------------------------------------------------------------------------------------------------
NH3 Content in Product Stream                     PPM         less than 10         less than 10         less than 10
------------------------------------------------------------------------------------------------------------------------

(a)  Targets pertain to gasoline fuel and are consistent with those of the PNGV.

(b) fuel processor efficiency = total fuel cell system efficiency/fuel cell stack system efficiency, where total fuel cell system efficiency accounts for thermal integration.

(c)  High-volume production: 500,000 units per year.

(d) Emission levels will comply with emission regulations projected to be in place when the technology is available for market introduction.

(e)  Time between catalyst replacement.

(f)  Dependent on stack development (CO tolerance) progress.

     To meet the PNGV 2004 targets, the following assistance is needed from Corning for Phase I of the SFAA:

1. Conceive, design, develop, characterize, and provide prototypes (for the lab scale and pilot plant testing) of fuel processor specific substrates for the following catalytic reaction zones: reforming, high temperature shift (HTS), ultra low temp shift (ULTS), preferential oxidation (PROX), and tail gas combustor (TGC).

2. Custom extrusion of pre-fuel processor assembly (FPA) and FPA internal sulfur traps developed by UCI.

3. Transformation of Epyx proprietary pelleted water gas shift (WGS) catalyst into monolith/reticulate/foam version, optimization of the composition, and characterization. Washcoating the optimized composition on other components of the fuel processor.

4. Assistance in thermal integration and packaging of advanced substrate based catalysts/sorbents with Epyx automotive fuel processor.

5. Consultation to Epyx regarding performance of the fuel processor and consultation to subcontractors, if and when needed, regarding washcoating very high cell density substrates.

6.   Cost analyses

     In Phase I of this program, Epyx will evaluate these advanced substrate based catalysts and adsorbents in micro/meso reactor, MPR (modular pressurized reformer -- a disintegrated 50 kWe fuel processor), and integrated 5O kWe fuel processor - with and without PEMFC. The performance data obtained from such testing under simulated and real reformate conditions will be conveyed to Corning and others in order for them to improve the material performance. Epyx will also collect kinetic data, design the reactors, and integrate them with the Next Millennium Fuel Processor(TM) - all with guidance from subcontractors.

Detailed description of SOW

Task 1 Substrate selection: Based on the information provided in Table 2, Corning will prepare a comprehensive list of candidate substrates (for each reaction zone) based on their following requirements in the descending order:

o    High catalytic activity per unit volume

o    High catalytic activity per unit mass

o    Low thermal mass

o    High ease of heat & mass transfer-- axially and radially

o Ability to undergo rapid thermal cycling (between room temperature and Table 2 temperature), and frequent start-up and shut-down

o    Compatible with all reactants, products, trace species, air, and water

o    Washcoating capability

o    Resistant to plugging by foreign species

o    High commercial viability or low cost

     For certain reaction zones, such as reforming, high heat transfer rates are extremely important to attain high catalytic activity. Therefore, a metallic reticulate type substrate is preferred.


Table 2. Requirements of advanced catalysts/sorbents for Epyx Next Millennium Fuel Processor(TM)

------------------------------------------------------------------------------------------------------------------------------------
Reaction zone                Temp              S/C                  0/C          Trace species          Max thermal mass    Expected
                             ((degree)F)                                                                (kJ/L(degree)C)     Life (h)
------------------------------------------------------------------------------------------------------------------------------------
Pre-FPA sulfur removal       TBD               0                    0             -                     TBD                 3000*
------------------------------------------------------------------------------------------------------------------------------------
Reforming                    1250-2300         2.25-3.00            0.40-0.45     Sulfur, HCs           0.146               2000
------------------------------------------------------------------------------------------------------------------------------------
High shift                   650-1200          2.25-3.00            0             H2S, HCs, NH3         0.146               2000
------------------------------------------------------------------------------------------------------------------------------------
FPA internal sulfur removal  400-800           2.25-3.00            0             H2S, HCs, NH3         0.146               2000
------------------------------------------------------------------------------------------------------------------------------------
Low shift                    400-650           2.25-3.00            0             H2S, HCs, NH3         0.146               2000
------------------------------------------------------------------------------------------------------------------------------------
Ultra low shift              300-400           2.25-3.00            0             H2S, HCs, NH3         0.146               2000
------------------------------------------------------------------------------------------------------------------------------------
PROX                                                                              Sulfur, HCs, NH3      TBD                 2000
------------------------------------------------------------------------------------------------------------------------------------
TGC                          300-1200      less than 0.5   less than 0.5          Sulfur, NH3           TBD                 2000
------------------------------------------------------------------------------------------------------------------------------------

* miles

     The list should, include various geometries such as straight flow monolith, crossflow foam, reticulate on ceramic and metallic low and high surface area substrates. Corning will also calculate pressure drop/L for uncatalyzed substrate and catalyzed substrate (assuming 40 um washcoat thickness). Corning will include CPSI, composition, mechanical strength (MOR), temperature limitation, etc. for each candidate substrate.

     Based on results of above Task, Epyx and Corning will select substrate(s) for each reaction zone, characterize (pore volume, pore size distribution, surface area, XRD, composition, etc.), and supply less than or equal to 50 samples (d:O.75" X h: 1.5") for each reaction zone for washcoating by UCI and SCI. Only low to medium cell density substrates will be used initially (by SCI and UCI) for testing in the Epyx microreactor. However, MPR and Phase I fuel processor testing will need larger substrates of very high cell density, less than or equal to 10 L, for each reaction zone.

The following table should assist Corning in the selection of the substrate/extrusion technology for each reaction zone.

------------------------------------------------------------------------------------------------------
Reaction zone               Current formulation   Probable new composition               Source
------------------------------------------------------------------------------------------------------
Pre-FPA sulfur trap         None                  Ni/A12O3, mol sieve                    UCI
------------------------------------------------------------------------------------------------------
ATR                         Ni+K/A1203            PGM on thermally stable support        UCI
------------------------------------------------------------------------------------------------------
HTS                         Fe/Cr                 PGM on thermally stable support        UCI
------------------------------------------------------------------------------------------------------
Polishing sulfur trap       ZnO                   ZnO, Cu/Zn                             UCI
------------------------------------------------------------------------------------------------------
LTS                         Cu/Zn                 Pt/ZrO2                                Corning
------------------------------------------------------------------------------------------------------
ULTS                        None                  ?? (PGM based?)                        UCI
------------------------------------------------------------------------------------------------------
PROX                        Pt/SnOx               Modified Pt/SnOx                       SCI
------------------------------------------------------------------------------------------------------

Epyx is also currently evaluating several proprietary promising candidate materials (in the powdered or pelleted form) as catalyst for the above reaction zones. Therefore, Corning's assistance may also be sought in transforming one or more of these catalysts into advanced substrate form.

Task 2: Extrusion of sulfur traps: As a part of the SFAA, UCI will develop two sulfur traps (adsorbents) -- one prior to the fuel processor and the other inside it (polishing). Corning will extrude both the traps into low pressure drop substrates. These substrates will be tested in microreactor, and if they show acceptable performance will also be made in large sizes for MPR, and Phase I multi-fuel processor testing. The shapes and sizes of these traps could be different from the Corning's commercially available product.

Task 3: Epyx WGS catalyst transformation: Epyx has developed a proprietary water gas shift (WGS) catalyst which is superior to the conventional low temperature shift catalyst. This material is in the pelleted form and needs to be transferred into monolith/reticulate form for its suitability in the Next Millennium Fuel Processor. Upon commencement of the program, Epyx will share the data on this material to Corning. The advanced substrate based WGS catalyst is expected to meet the requirements listed in Table 3.

Table 3. Requirement matrix for Epyx WGS

----------------------------------------------------------------------------------------------------------
Operating conditions*                   S/C: 2.25-3.00, temp: 400-650 F, pressure: 3 atm
----------------------------------------------------------------------------------------------------------
Design wet gas space velocity           greater or equal 30,000 h/-1/
----------------------------------------------------------------------------------------------------------
Lifetime                                greater or equal 500 h with less than 10% decrease in performance
----------------------------------------------------------------------------------------------------------
Selectivity                             No formation of MeOH and other trace species
----------------------------------------------------------------------------------------------------------
*in the worst case, S/C is 1.4 and WGSV is 10,000 h/-1/.

TASK 4 IS NOW DELETED FROM CORNING SOW

Task 4: TGC catalyst design or emission control technology: An advanced substrate based combustion catalyst is needed to abate start-up and steady state emissions from the TGC which contains a mixture of CO2, H2, N2, O2, H2O, and trace hydrocarbons. The catalyst will probably be based on high cell density substrate washcoated with precious metals. The current Epyx TGC catalyst is effective only at high temperatures and in the presence of large excess of oxidant. A fast light-off compact catalyst, which can operate under conditions indicated in Tables 4 and 5, is required.

Table 4. Requirement matrix for Epyx TGC catalyst

--------------------------------------------------------------------------------
Light-off temperature              less than or equal to 300 F
--------------------------------------------------------------------------------
Conversion efficiency              less than or equal to 99.5%
--------------------------------------------------------------------------------
Design wet gas space velocity      greater than or equal to 75,000 h-1
--------------------------------------------------------------------------------
Lifetime                           greater than or equal to 5,000 h
--------------------------------------------------------------------------------
Selectivity                        No formation of noxious by-products
--------------------------------------------------------------------------------

Table 5. Gas composition for Epyx TGC catalyst

             ----------------------------------------
             Component         Vol %
             ----------------------------------------
             N2                60-80
             ----------------------------------------
             H2                0-10
             ----------------------------------------
             C02               10-20
             ----------------------------------------
             CH4               0-5
             ----------------------------------------
             H20               2-10
             ----------------------------------------
             02                0-10*
             ----------------------------------------

                                  ATTACHMENT II


               SPECIAL TERMS AND CONDITIONS FOR RESEARCH FINANCIAL
                                ASSISTANCE AWARDS


        (Flow-down from DOE Cooperative Agreement No. DE-FCO2-99-EE50580)


The Federal Acquisition Regulation (FAR) clauses, Department of Energy Regulations (DEAR) clauses set forth on the attached listing are hereby incorporated by reference in this subcontract. All such clauses shall, with respect to rights, duties and obligations of ADL and the Subcontractor hereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between ADL and the Subcontractor under this subcontract and the rights of the U.S. Government with respect thereto under the Prime Contract from which such clauses are derived. As used therein the terms "the Contractor" and equivalent terms shall mean the Subcontractor and the terms "the Government" and "the Contracting Officer" shall include ADL and ADL's authorized representative hereunder, respectively, except under those clauses relating to the rights to audit or examine the Subcontractor's financial records in which case the terms "the Government" and "the Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the Prime Contract, respectively. The word "contract" and like terms shall mean this subcontract.

          Special Terms and Conditions for Financial Assistance Awards

The requirements of this attachment take precedence over all other requirements of this award found in regulations, the general terms and conditions, DOE orders, etc., except requirements of statutory law. Any apparent contradiction of statutory law stated herein should be presumed to be in error until recipient has sought and received clarification from the Contracting Officer.

1.   PAYMENT OFFICE

     N/A

2.   FINANCE OFFICE

     N/A

3.   PAYMENT

     N/A

4.   DECONTAMINATION AND/OR DECOMMISSIONING D&D COSTS

     Notwithstanding any other provisions of this Agreement, including but not limited to FAR 31.205-31, when applicable, as incorporated by Financial Assistance Rule 600.127(a), the Government shall not be responsible for or have any obligation to the recipient for (i) Decontamination and/or Decommissioning (D&O) of any of the Recipient's facilities, or (ii) any costs which may be incurred by the Recipient in connection with the D&D of any of its facilities due to the performance of the work under this Agreement, whether said work was performed prior to or subsequent to the effective date of this Agreement.

5.   FEDERALLY-OWNED PROPERTY

     If you acquire federally-owned property under this award whether fabricated, furnished or purchased with Capital Equipment Funds, then a listing of such property shall be submitted on DOE F 4300.3, Summary Report of DOE-Owned Plant & Capital Equipment, to the Contracting Officer within 45 days after August 31 of each year and within 30 days after the project period ends. The report must separately identify items which were fabricated, furnished, or purchased with Capital Equipment funds under this award.

     Any Capital Equipment funds and the equipment to be purchased, fabricated, or furnished with such funds are indicated on Page No. 2 of the Notice of Financial Assistance Award.

6. NOTICE REGARDING PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS - SENSE OF CONGRESS

     It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made

7.   NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITIES

     Recipients of financial assistance are cautioned to carefully review the allowable cost and other provisions applicable to expenditures under their particular award instruments. If financial assistance funds are spent for purposes or in amounts inconsistent with the allowable cost or any other provisions governing expenditures in an award instrument, the government may pursue a number of remedies against the recipient, including in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the recipient from future awards, and criminal prosecution for false statements.

     Particular care should be taken by the recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. Financial assistance awards may be used to describe and promote the understanding of scientific and technical aspects of specific energy technologies, but not to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation

8.   ADDITIONAL PROVISIONS

     If the appropriation symbol contained in Block 14.a. of the Notice of Financial Assistance Award for this award is listed below, paragraph 8.a. is applicable to this award, otherwise paragraph 8.b. applies:

           89X0213.91         89X0215.91         89X0218.91
           89X0214.91         89X0216.91         89X0235.91

     a.   Department of Interior Appropriations Act Funding:

          1. Lobbying Restriction (Department of Interior & Related Agencies Appropriations Act, 1999)

               The contractor or awardee agrees that none of the funds obligated on this award shall be made available for any activity or the publication or distribution of literature that in any way tends to promote public support or opposition to any legislative proposal on which Congressional action is not complete. This restriction is in addition to those prescribed elsewhere in statute and regulation.

          2.   Compliance With Buy American Act

               In accepting this award, the recipient agrees to comply with sections 2 through 4 of the Act of March 3, 1933 (41 U.S.C. 1Oa-1Oc, popularly known as the "Buy American Act"). The recipient should review the provisions of the Act to ensure that expenditures made under this award are in accordance with it.

     b.   Energy & Water Development Appropriations Act Funding:

          Lobbying Restriction (Energy and Water Development Appropriations Act,
          1999)

               The contractor or awardee agrees that none of the funds obligated on this award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

9.   REPORTING

     Failure to comply with the reporting requirements contained in this award will be considered a material noncompliance with the terms of the award. Noncompliance may result in a withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform. or of unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

                                 ATTACHMENT III


                          ADDITIONAL SPECIAL PROVISIONS


        (Flow-down from DOE Cooperative Agreement No. DE-FCO2-99-EE50580)


The Federal Acquisition Regulation (FAR) clauses, Department of Energy Regulations (DEAR) clauses set forth on the attached listing are hereby incorporated by reference in this subcontract. All such clauses shall, with respect to rights, duties and obligations of ADL and the Subcontractor hereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between ADL and the Subcontractor under this subcontract and the rights of the U.S. Government with respect thereto under the Prime Contract from which such clauses are derived. As used therein the terms "the Contractor" and equivalent terms shall mean the Subcontractor and the terms "the Government" and "the Contracting Officer" shall include ADL and ADL's authorized representative hereunder, respectively, except under those clauses relating to the rights to audit or examine the Subcontractor's financial records in which case the terms "the Government" and "the Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the Prime Contract, respectively. The word "contract" and like terms shall mean this subcontract.

                          ADDITIONAL SPECIAL PROVISIONS

                                TABLE OF CONTENTS


CLAUSE   SUBJECT                                                            PAGE
------   -------                                                            ----

1.       Cost Share Contributions .......................................      1

2.       Fee ............................................................      1

3.       Statement of Substantial Involvement ...........................      1

4.       Technical Direction ............................................      2

5.       Continuation of Work ...........................................      4

6.       Restriction on Transfer of Fuel Cell ...........................      4
          Technology to Foreign Entities

7.       Ceiling on Rate for Allowable Labor ............................      4
         Indirect Costs to be Reimbursed by the Government

8.       Partial Funding ................................................      4

                          ADDITIONAL SPECIAL PROVISIONS


1.   COST SHARE CONTRIBUTIONS

     It is the intention of the Government and the Participant to share the allowable and allocable costs of performance of the work during this Agreement as set forth herein.

     The Government's contribution and support for this Agreement during the project period Oct. 1, 1999 through January 14, 2003 will be $1,110,608. The Participant will contribute $598,020 toward the aforementioned project period. Notwithstanding any other provision in this Agreement, it is the intention of the Government and the Participant to share the total allowable and allocable costs performance during the project period on a 65 percent (Government) and 35 percent (Participant) basis. It is understood by the parties that the DOE share of this project period is $1,110,608 and notwithstanding any other provision in this Agreement to the contrary additional Federal funding will be provided notwithstanding the total cost of the project at completion.

     In keeping with the cost share requirements set forth under this cooperative agreement the following cost sharing is necessary under each
     Topic:

     Development of an Integrated State-of-the-Art Fuel Cell Power System-- Topic 1.J. (Cost Share 35%)

     In the event the project is terminated early or not funded to its completion, the Participant understands and specifically agrees that the Government is not waiving the Participant's requisite cost share requirement and that in the event the project is not funded to its completion or otherwise terminated prior to completion, the Participant is still obligated to meet its requisite cost share. Participant further agrees that upon termination or at the completion of the project, upon notification by the Government, it will promptly submit to the Government all such sums due and owing to satisfy its requisite cost share. Failure to make such payment shall result in the Government undertaking collection action against the Participant. This understanding and agreement shall also apply to any additional budget periods within the project period wherein the Participant's aggregate cost share contribution to that date has not met the requisite cost share.

2.   FEE

     No fee shall be paid to the Recipient.

3.   STATEMENT OF SUBSTANTIAL INVOLVEMENT

     The Department of Energy (Department, DOE) will be substantially involved in all Tasks of the Statement of Work. The Department will collaborate with the participant in evaluating, accepting, and achieving the milestones for research as proposed by the respondent.

     The Department will provide technical direction to the overall program, as well as the individual program elements as it is determined to be necessary and appropriate by DOE. The Department will participate during the full duration of the project, and will have continuing rights to conduct ongoing negotiations with the participant regarding the technical direction of the work conducted under this Agreement. The Department staff members will attend meetings and participate in the formation and direction of scope of the key development activities. The DOE Project Officer will participate in the development, review and approval of all proposed statements of work, including subcontractor statements of work, prior to the execution of any subcontract. The Department will review technical progress reports and provide input to these reports as deemed necessary. In addition, the Department will have the right to have National Laboratories or selected private organizations perform independent tests and evaluations of the cooperative agreement's deliverables, thus providing an additional measure of technical progress.

     The Department may collaborate with the participant in the allocation of funds budgeted for this Agreement. Further, as work progresses, funding needs may change and depending upon availability of funds, the Department may collaborate with the participant to reallocate funds budgeted between the different programs and projects.

     The Department will thus be actively monitoring all phases of the participant's research and development activities, including participation in the participant's reviews of its contractor's activities and review of the contractor's reports to the participant. The Department will actively participate in the participant's process of reviewing and approving each phase of the proposed programs and projects.

     The substantial involvement by the Department under this Agreement will remain in effect for the term of the cooperative agreement award unless otherwise amended in writing by the Contracting Officer. Moreover, this statement of substantial involvement by the Department does not increase the Department of Energy's liability under the Agreement award.

4.   TECHNICAL DIRECTION

     A. The work to be performed by the Participant under this Cooperative Agreement is subject to the surveillance and written Technical Direction of a "DOE Project Officer." The term "Technical Direction" is defined to include, without limitation, the following:

          1. Directions to the Participant which redirects the work effort, shifts work emphasis between work areas or tasks, require pursuit of certain lines of inquiry, fill in details or otherwise provide technical guidance to the Participant in order to accomplish the tasks and requirements stated in the Statement of Work as contained in the agreement.

          2. Provision of information to the Participant which assists in the interpretation of drawings, specifications or technical portions of the Statement of Work as contained in the Agreement.

          3. Review and, where required by the Cooperative Agreement, approval of technical reports, drawings, specifications or technical information to be delivered by the Participant to DOE under the Cooperative Agreement.

          4. The DOE Project Officer shall monitor the Participant's performance with respect to compliance with the requirements of this Cooperative Agreement

     B. Technical direction and management surveillance shall not impose tasks or requirements upon the Participant additional to or different from the tasks and requirements stated in the Statement of Work of this Agreement. The Technical Direction to be valid:

          1. Must be issued in writing consistent with the tasks and requirements stated in the Statement of Work of this Agreement; and

          2.   May not:

               a. constitute an assignment of additional work outside the tasks and requirements stated in the Statement of Work of this Agreement;

               b. in any manner cause an increase or decrease in the total estimated project cost or the time required for project performance;

               c. change any of the expressed terms, conditions or specification of the Cooperative Agreement; or

               d.   accept non-conforming work.

     C. The Participant shall proceed promptly with the performance of Technical Directions duly issued by the DOE Project Officer in the manner prescribed by paragraph B. above and which are within his authority under the provisions of paragraph A. above; provided, however, that the Participant shall immediately cease the performance of any Technical Direction upon receipt of a written instruction to that effect from the Contracting Officer.

     D. If in the opinion of the Participant any Technical Direction issued by the DOE Project Officer is within one of the categories as defined in
          B. 2. (a) through (d) above, the Participant shall not proceed but shall notify the Contracting Officer in writing within five working days after the receipt of any such Technical Direction and shall request the Contracting Officer to rescind such direction or mutually agree to modify the agreement accordingly.

     E. The only persons authorized to give Technical Direction to the Participant under this Agreement are the Contracting Officer and any "DOE Project Officer." Any action taken by the Participant in response to any direction given by any person other than the Contracting Officer or DOE Project Officer shall not be binding upon the Government.

5.   CONTINUATION OF WORK

     There will be an evaluation of the progress near the end of each year of the work to determine to either continue, redirect, or terminate the project.

6.   RESTRICTION OF TRANSFER OF FUEL CELL TECHNOLOGY TO FOREIGN ENTITIES

     It is agreed that the Participant shall obtain adequate recognition of the United States support for the technology developed under this Program in any contracts, assistance, licenses, or other agreements which involve the transfer to foreign entities of the fuel cell technology developed in whole or in part at Government expense. The Participant agrees to notify DOE, as represented by DOE Patent Counsel, in writing, of the adequate recognition obtained prior to entering into any such contracts, assistance, licenses, or other agreements. The Participant shall not enter into any such contracts, assistance, licenses, or other agreements without the concurrence shall be at the sole discretion of DOE and is not subject to the Disputes or Appeals (at 10 CFR 600.22) or otherwise subject to litigation under the Contracts Disputes Act of 1978 (41 U.S.C. 601 et. seq.). The determination shall be in writing and shall be furnished to the Participant by the Contracting Officer. Examples of such an adequate recognition could include: (1) a commitment to manufacture in the U.S.A.,
     (2) a requirement to reimburse the U.S. Government for its R&D costs, and/or (3) a commitment to jointly sponsor the R&D program.

7. CEILING ON RATES FOR ALLOWABLE LABOR INDIRECT COSTS TO BE REIMBURSED BY THE GOVERNMENT

     Reimbursement to the Participant for labor indirect costs shall be subject to a ceiling rate of * of allowable Direct Labor and Fringe Benefits costs. Any and all labor overhead costs in excess the aforesaid ceiling rate shall be unallowable under this agreement and shall be absorbed by the Participant without reimbursement by the Government under this agreement or any other Government award.

8.   PARTIAL FUNDING

     This cooperative agreement is partially funded on a cost reimbursement basis without fee or profit. The total estimated cost of the project to be conducted during the TOTAL budget period is $1,708,628 of which the estimated cost to DOE is $1,110,608 and the estimated cost to the Participant is 598,020. The Cumulative DOE Obligation for the current budget period is $422,500 and, subject to the availability of additional funds, DOE anticipates obligating an additional $688,108 hereunder for future budget periods. The Participant shall not be obligated to continue performance of the project beyond the total of: (a) the amount of funds set forth as the Cumulative DOE Obligation for the current budget period in Block 16.b.(1) of the face page, (b) the amount, if any, set forth as DOE Funds Authorized for Carry Over in Block 16.a.(2) of the face page, and (c) the amount of the Participant's corresponding obligation for the current budget period, viz., $422,500 provided, however, that once the Cumulative DOE Obligations for the current budget period have been

     * Whatever rate was included in CORNING'S cost proposal on which this award is based.

     increased by DOE to $1,110,608, the Participants' obligation for the current budget period shall be increased to a total of $598,020 and the Participant shall be expected to bring the project (covered by the current budget period) to its conclusion within the amount of $1,110,608, and there is no commitment by DOE to provide any additional funding to the Participant. This cooperative agreement is subject to a refund of unexpended funds to DOE.

                                  ATTACHMENT IV

                     FEDERAL ASSISTANCE REPORTING CHECKLIST

                                  DATED 1/28/99


        (Flow-down from DOE Cooperative Agreement No. DE-FCO2-99-EE50580)


The Federal Acquisition Regulation (FAR) clauses, Department of Energy Regulations (DEAR) clauses set forth on the attached listing are hereby incorporated by reference in this subcontract. All such clauses shall, with respect to rights, duties and obligations of ADL and the Subcontractor hereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between ADL and the Subcontractor under this subcontract and the rights of the U.S. Government with respect thereto under the Prime Contract from which such clauses are derived. As used therein the terms "the Contractor" and equivalent terms shall mean the Subcontractor and the terms "the Government" and "the Contracting Officer" shall include ADL and ADL's authorized representative hereunder, respectively, except under those clauses relating to the rights to audit or examine the Subcontractor's financial records in which case the terms "the Government" and "the Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the Prime Contract, respectively. The word "contract" and like terms shall mean this subcontract.

                           U.S. Department of Energy
                     FEDERAL ASSISTANCE REPORTING CHECKLIST


--------------------------------------------------------------------------------------------------------------------
Identification Number: DE-FCO2-99EE50580                       2.  Program/Project Title
                                                               Development of Fuel Processor,
                                                               Durability Demonstration and
                                                               10kW System
--------------------------------------------------------------------------------------------------------------------
Recipient: Arthur D. Little, Inc.

--------------------------------------------------------------------------------------------------------------------
Reporting Requirements:                                          Frequency    No. of Copies           Addressees
                                                               -----------------------------------------------------
GRAM/PROJECT MANAGEMENT REPORTING

Program Management Plan, See Attachment 1                            Y        Original + 2 copies     Orig + 2cys, B

DOE F 4600.3A, "Milestone Log"

DOE F 4600.4, "Federal Assistance Budget Information"

DOE F 4600.5, "Federal Assistance Management Summary Report"

DOE F 4600.6, "Federal Assistance Program/Project Status Report"

SF-269, "Financial Status Report" (Long Form)                        Q        Original + 1 Copy       Orig A, (1) B

FINANCIAL INFORMATION REPORTING

DOE F 1430.22, Notice of Energy RD&D Project

Technical Progress Report                                            Y*       Original + 2 copies     Orig + 2cys B

Topical Report                                                       A        Original + 2 copies     Orig + 2cys B

Final Technical Report                                               F**      Original + 2 copies     Orig + 1 A

                                                                                                            (1) B
--------------------------------------------------------------------------------------------------------------------

FREQUENCY CODES AND DUE DATES:

-    As Necessary: within 5 calendar days after events.

-    Final: 90 calendar days after the performance of the effort ends.

-    Quarterly: within 30 days after end of calendar quarter or portion thereof.

-    One time after project starts; within 30 days after award.

- Required with proposals or the application or with significant planning changes.

- Yearly: 30 days after the end of program year. (Financial Status Reports 90 days).

-    Semiannually: within 30 days after end of program fiscal half year.

--------------------------------------------------------------------------------

Special Instructions:

Technical Progress Report: An original and 2 copies of the report must be submitted annually. The report must be accompanied by two copies of DOE F 241.1. "Announcement of U.S. Department of Energy (DOE) Scientific and Technical Information (STI)."

Final Report: An original and 2 copies must be submitted within 90 days after the expiration date of the total Performance period, if the project is not to be renewed or extended, and must be accompanied by two copies of DOE F 1. "Announcement of U.S. Department of Energy (DOE) Scientific and Technical Information (STI)."

FINAL REPORTS TO:   A. Contract Specialist, ACQ     B. See Block No. 11 of the
                       U.S. Department of Energy       face page
                       Chicago Operations Office       Department of Energy
                       9800 South Cass Avenue          1000 Independence Avenue, S.W.
                       Argonne, Illinois 60439         Washington, D.C. 20585-0121

                                                                     JAN 28 1999
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Prepared by: (Signature and Date)             /s/ Ronald J. Fiskum

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

                                                                    ATTACHMENT 1


                       PROGRAM MANAGEMENT PLAN GUIDELINES


The following guidelines indicate the information to be prepared in submitting a Program Management Plan. As a minimum, the Program Management Plan shall contain the following sections:

1.   Purpose of R&D Effort

     The Participant shall briefly describe the overall purpose, objectives and scope of the R&D effort described in the plan.

2.   Remaining Technology Development Areas

     The Participant shall clearly outline the remaining problem areas in technology development in a few descriptive paragraphs. These areas will be described in order of importance and priority.

3.   Description of Tasks

     The Participant shall provide a detailed work breakdown structure (WBS) defining different areas of activity as discrete tasks and the interrelation among the tasks. A written description of each task including objective, planned activities and clearly defined milestones shall also be provided. The Awardee shall also provide the following:

          a.   A schedule and milestone plan

          b.   A cost plan by task and month

4.   Schedule

     The Participant shall prepare a baseline detailed activity schedule (critical path network schedule or equivalent)

5.   Deliverables

     In addition to the hardware to be delivered, the Participant shall provide a description of the reports to be supplied under the agreement and provide a schedule of their delivery dates.

                                  ATTACHMENT V


                       INTELLECTUAL PROPERTY PROVISIONS--
                     RESEARCH, DEVELOPMENT, OR DEMONSTRATION
                  LARGE BUSINESS, STATE AND LOCAL GOVERNMENTS,
                     AND FOREIGN ORGANIZATION, CODED LB-498

                                       AND

       DOE ASSISTANCE REGULATIONS, 10 CFR PART 600, AS AMENDED SUBPARTS A
                       AND B ARE INCORPORATED BY REFERENCE


        (Flow-down from DOE Cooperative Agreement No. DE-FC02-99-EE50580)


The Federal Acquisition Regulation (FAR) clauses, Department of Energy Regulations (DEAR) clauses set forth on the attached listing are hereby incorporated by reference in this subcontract. All such clauses shall, with respect to rights, duties and obligations of ADL and the Subcontractor hereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between ADL and the Subcontractor under this subcontract and the rights of the U.S. Government with respect thereto under the Prime Contract from which such clauses are derived. As used therein the terms "the Contractor" and equivalent terms shall mean the Subcontractor and the terms "the Government" and "the Contracting Officer" shall include ADL and ADL's authorized representative hereunder, respectively, except under those clauses relating to the rights to audit or examine the Subcontractor's financial records in which case the terms "the Government" and "the Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the Prime Contract, respectively. The word "contract" and like terms shall mean this subcontract.

01.  FAR 52.227-1 Authorization and Consent; Alternate I

     AUTHORIZATION AND CONSENT (JUL 1995)

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architect-engineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

(End of clause)

02.  FAR 52.227-2 Notice and Assistance Regarding Patent and Copyright
     Infringement

     NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (AUG
     1996)

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

(End of clause)

03. FAR 52.227-14 Rights in Data - General, as modified by DEAR 927.409 (Effective Apr 1998)

     RIGHTS IN DATA - GENERAL (JUN 1987)

(a)  Definitions.

     (1) Computer data bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

     (2) Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the computer program to be produced, created, or compiled. The term does not include computer data bases.

     (3) Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. For the purposes of this clause, the term does not include data incidental to the administration of this contract, such as financial, administrative, cost and pricing, or management information.

     (4) Form, fit, and function data, as used in this clause, means data relating to items, components, or Co processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae and flow charts of the software.

     (5) Limited rights data, as used in this clause, means data, other than computer software, developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged. The Government's rights to use, duplicate, or disclose limited rights data are as set forth in the Limited Rights Notice of subparagraph (g)(2) of this section if included in this clause.

     (6) Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software, including minor modifications of any such computer software. The Government's rights to use, duplicate, or disclose restricted computer software are as set forth in the Restricted Rights Notice of subparagraph (g)(3) of this section if included in this clause.

     (7) Technical data, as used in this clause, means recorded data, regardless of form or characteristic, that are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

     (8) Unlimited rights, as used in this clause, means the rights of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, including by electronic means, and perform publicly and display publicly, in any manner, including by electronic means, and for any purpose whatsoever, and to have or permit others to do so.

(b)  Allocation of rights.

     (1) Except as provided in paragraph (c) below regarding copyright, the Government shall have unlimited rights in:

          (i) Data first produced in the performance of this contract;

          (ii) Form, fit, and function data delivered under this contract;

          (iii) Data delivered under this contract (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair items, components, or processes delivered or furnished for use under this contract; and

          (iv) All other data delivered under this contract unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph (g) below.

     (2) The Contractor shall have the right to:

          (i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, unless provided otherwise in paragraph (d) below;

          (ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph (g) below;

          (iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) below; and

          (iv) Establish claim to copyright subsisting in data first produced in the performance of this contract to the extent provided in subparagraph
     (c)(1) below.

(c)  Copyright.

     (1) Data first produced in the performance of this contract. Unless provided otherwise in subparagraph (d) below, the Contractor may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this contract and published in academic, technical or professional journals, symposia proceedings, or similar works. The prior, express written permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this contract. When claim to copyright is made, the Contractor shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including contract number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For data other than computer software the Contractor grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Contractor grants to the Government and others acting in its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

     (2) Data not first produced in the performance of this contract. The Contractor shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this contract any data not first produced in the performance of this contract and which contains the copyright notice of 17 U.S.C. 401 and 402, unless the Contractor identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph
(1) above; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) below if included in this contract or as otherwise may be provided in a collateral agreement incorporated in or made part of this contract.

     (3) Removal of copyright notices. The Government agrees not to remove any copyright notices place on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d)  Release, publication and use of data.

     (1) The Contractor shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Contractor in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided below in this paragraph or expressly set forth in this contract.

     (2) The Contractor agrees that to the extent it receives or is given access to data necessary for the performance of this contract which contain restrictive markings, the Contractor shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

     (3) The Contractor agrees not to assert copyright in computer software first produced in the performance of this contract without prior written permission of the DOE Patent Counsel assisting the contracting activity. Where such permission is granted, the Patent Counsel shall specify appropriate terms, conditions, and submission requirements to assure utilization, dissemination, and commercialization of the data. The Contractor, when requested, shall promptly deliver to Patent Counsel a duly executed and approved instrument fully confirmatory of all rights to which the Government is entitled.

(e)  Unauthorized marking of data.

     (1) Notwithstanding any other provisions of this contract concerning inspection or acceptance, if any data delivered under this contract are marked with the notices specified in subparagraphs (g)(2) or (g)(3) below and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this contract, the Contracting Officer may at any time either return the data to the Contractor, or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

          (i) The Contracting Officer shall make written inquiry to the contractor affording the Contractor 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

          (ii) If the Contractor fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will not longer be made subject to any disclosure prohibitions.

          (iii) If the Contractor provides written justification to substantiate the propriety of the markings within the period set in subdivision (i) above, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be canceled or ignore. If the Contracting Officer determines that the markings are authorized, the Contractor shall be so notified in writing. If the Contracting Officer determines, with concurrence of the Head of the Contracting Activity, that the markings are not authorized, the Contracting Officer shall furnish the Contractor a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Contractor files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officers decision. The Government shall continue to abide by the markings under this subdivision (iii) until final resolution of the matter either by the Contracting Officers determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

     (2) The time limits in the procedures set forth in subparagraph (1) above may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

     (3) This paragraph (e) does not apply if this contract is for a major system or for support of a major system by a civilian agency other than NASA and the U.S. Coast Guard subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

     (4) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Contractor is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this contract, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this contract.

(f)  Omitted or incorrect markings.

          (1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) below, or the copyright notice required by paragraph (c) above, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Contractor may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Contractor's expense, and the Contracting Officer may agree to do so if the
     Contractor:

          (i) Identifies the data to which the omitted notice is to be applied;

          (ii) Demonstrates that the omission of the notice was inadvertent;

          (iii) Establishes that the use of the proposed notice is authorized;
     and

          (iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

     (2) The Contracting Officer may also (i) permit correction at the Contractors expense of incorrect notices if the Contractor identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

(g)  Protection of limited rights data and restricted computer software.

     (1) When data other than that listed in subparagraphs (b)(1)(i), (ii), and
(iii) above are specified to be delivered under this contract and qualify as either limited rights data or restricted computer software, if the Contractor desires to continue protection of such data, the Contractor shall withhold such data and not furnish them to the Government under this Contract. As a condition to this withholding, the Contractor shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer data base for delivery to the Government is to be treated as limited rights data and not restricted computer software.

     (2) [Reserved.]

     (3) [Reserved.]

(h)  Subcontracting.

     The Contractor has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Contractors obligations to the Government under this contract. If a subcontractor refuses to accept terms affording the Government such rights, the Contractor shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

(i)  Relationship to patents.

     Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(j) The Contractor agrees, except as may be otherwise specified in this contract for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Contractor's facility any data withheld pursuant to paragraph (g)(l) above, for purposes of verifying the Contractor's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Contractor whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection where made by a particular representative, the Contracting Officer shall designate an alternate inspector.

(End of clause)

Alternate II (Jun 1987)

     (g)(2) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of limited rights data, or the Contracting Officer may require by written request the delivery of limited rights data that has been withheld or would otherwise be withholdable. If delivery of such data is so required, the Contractor may affix the following "Limited Rights Notice" to the data and the Government will thereafter treat the data, subject to the provisions of paragraphs (e) and
(f) of this clause, in accordance with such Notice:

                        LIMITED RIGHTS NOTICE (JUN 1987)

     (a) These data are submitted with limited rights under Government contract No. _____________ (and subcontract No. ___________, if appropriate). These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any, provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

     -[Agencies may list additional purposes as set forth in 27.404(d)(1) or if none, so state]

     (b) This Notice shall be marked on any reproduction of these data, in whole or in part.

                                 (End of notice)

Alternate III (Jun 1987)

     (g)(3)Q) Notwithstanding subparagraph (g)(1) of this clause, the contract may identify and specify the delivery of restricted computer software, or the Contracting Officer may require by written request the delivery of restricted computer software that has been withheld or would otherwise be withholdable. If delivery of such computer software is so required, the Contractor may affix the following "Restricted Rights Notice" to the computer software and the Government will thereafter treat the computer software, subject to paragraphs (e) and (1) of this clause, in accordance with the Notice:

                       RESTRICTED RIGHTS NOTICE (JUN 1987)

     (a) This computer software is submitted with restricted rights under Government Contract No. ____________ (and subcontract ________, if appropriate). It may not be used, reproduced, or disclosed by the Government except as provided in paragraph (b) of this Notice or as otherwise expressly stated in the contract.

     (b) This computer software may be:

          (1) Used or copied for use in or with the computer or computers for which it was acquired, including use at any Government installation to which such computer or computers may be transferred;

          (2) Used or copied for use in a backup computer if any computer for which it was acquired is inoperative;

          (3) Reproduced for safekeeping (archives) or backup purposes;

          (4) Modified, adapted, or combined with other computer software, provided that the modified, combined, or adapted portions of the derivative software incorporating restricted computer software are made subject to the same restricted rights;

          (5) Disclosed to and reproduced for use by support service Contractors in accordance with subparagraphs (b)(1) through (4) of this clause, provided the Government makes such disclosure or reproduction subject to these restricted rights; and

          (6) Used or copied for use in or transferred to a replacement computer.

     (c) Notwithstanding the foregoing, if this computer software is published copyrighted computer software, it is licensed to the Government, without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause.

     (d) Any others rights or limitations regarding the use, duplication, or disclosure of this computer software are to be expressly stated in, or incorporated in, the contract.

     (e) This Notice shall be marked on any reproduction of this computer software, in whole or in part.

                                 (End of notice)

     (ii) Where it is impractical to include the Restricted Rights Notice on restricted computer software, the following short-form Notice may be used in lieu thereof:

                 RESTRICTED RIGHTS NOTICE SHORT FORM (JUN 1987)

     Use, reproduction, or disclosure is subject to restrictions set forth in Contract No. _______ (and subcontract __________, if appropriate) with __________________ (name of Contractor and subcontractor)."

                                (End of notice)

     (iii) If restricted computer software is delivered with the copyright notice of 17 U.S.C. 401, it will be presumed to be published copyrighted computer software licensed to the Government without disclosure prohibitions, with the minimum rights set forth in paragraph (b) of this clause, unless the Contractor includes the following statement with such copyright notice:
"Unpublished-rights reserved under the Copyright Laws of the United States."

04.  FAR 52.227-16 Additional Data Requirements

     ADDITIONAL DATA REQUIREMENTS (JUN 1987)

(a) In addition to the data (as defined in the clause at 52.227-14, Rights in Data-General clause or other equivalent included in this contract) specified elsewhere in this contract to be delivered, the Contracting Officer may, at any time during contract performance or within a period of 3 years after acceptance of all items to be delivered under this contract, order any data first produced or specifically used in the performance of this contract.

(b) The Rights in Data-General clause or other equivalent included in this contract is applicable to all data ordered under this Additional Data Requirements clause. Nothing contained in this clause shall require the Contractor to deliver any data the withholding of which is authorized by the Rights in Data-General or other equivalent clause of this contract, or data which are specifically identified in this contract as not subject to this clause.

(c) When data are to be delivered under this clause, the Contractor will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(d) The Contracting Officer may release the Contractor from the requirements of this clause for specifically identified data items at any time during the 3-year period set forth in paragraph (a) of this clause.

(End of clause)

05.  FAR 52.227-23 Rights to Proposal Data

RIGHTS TO PROPOSAL DATA (TECHNICAL)(JUN 1987)

Except for data contained on pages 3-26, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data--General" clause contained in this contract) in and to the technical data contained in the proposal dated 10/29/98, upon which this contract is based.

06.  DEAR 952.227-9 Refund of Royalties

     REFUND OF ROYALTIES (FEB 1995)

(a) The contract price includes certain amounts for royalties payable by the Contractor or subcontractors or both, which amounts have been reported to the Contracting Officer.

(b) The term "royalties" as used in this clause refers to any costs or charges in the nature of royalties, license fees, patent or license amortization costs, or the like, for the use of or for rights in patents and patent applications in connection with performing this contract or any subcontract here-under. The term also includes any costs or charges associated with the access to, use of, or other right pertaining to data that is represented to be proprietary and is related to the performance of this contract or the copying of such data or data that is copyrighted.

(c) The Contractor shall furnish to the Contracting Officer, before final payment under this contract, a statement of royalties paid or required to be paid in connection with performing this contract and subcontracts hereunder together with the reasons.

(d) The Contractor will be compensated for royalties reported under paragraph
(c) of this clause, only to the extent that such royalties were included in the contract price and are determined by the Contracting Officer to be properly chargeable to the Government and allocable to the contract. To the extent that any royalties that are included in the contract price are not, in fact, paid by the Contractor or are determined by the Contracting Officer not to be properly chargeable to the government and allocable to the contract, the contract price shall be reduced. Repayment or credit to the Government shall be made as the Contracting Officer directs. The approval by DOE of any individual payments or royalties shall not prevent the Government from contesting at any time the enforceability, validity, scope of, or title to, any patent or the proprietary nature of data pursuant to which a royalty or other payment is to be or has been made.

(e) If, at any time within 3 years after final payment under this contract, the Contractor for any reason is relieved in whole or in part from the payment of the royalties included in the final contract price as adjusted pursuant to paragraph (d) of this clause, the Contractor shall promptly notify the Contracting Officer of that fact and shall reimburse the Government in a corresponding amount.

(f) The substance of this clause, including this paragraph (f), shall be included in any subcontract in which the amount of royalties reported during negotiation of the subcontract exceeds $250.

(End of clause)

07.  DEAR 952.227-13 Patent Rights - Acquisition by the Government

     PATENT RIGHTS-ACQUISITION BY THE GOVERNMENT (FEB 1995)

(a)  Definitions.

     "Invention", as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     "Practical application", as used in this clause, means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     "Subject invention", as used in this clause, means any invention of the Contractor conceived or first actually reduced to practice in the course of or under this contract.

     "Patent Counsel", as used in this clause, means the Department of Energy Patent Counsel assisting the procuring activity.

     "DOE patent waiver regulations", as used in this clause, means the Department of Energy patent waiver regulations at 41 CFR 9-9.109-6 or successor regulations. See 10 CFR part 784.

     "Agency licensing regulations" and "applicable agency licensing regulations", as used in this clause, mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b) Allocations of principal rights.

     (1) Assignment to the Government. The Contractor agrees to assign to the Government the entire right, title, and interest throughout the world in and to each subject invention, except to the extent that rights are retained by the Contractor under subparagraph (b)(2) and paragraph (d) of this clause.

     (2) Greater rights determinations.

          (i) The contractor, or an employee-inventor after consultation with the Contractor, may request greater rights than the nonexclusive license and the foreign patent rights provided in paragraph (d) of this clause on identified inventions in accordance with the DOE patent waiver regulations. A request for a determination of whether the Contractor or the employee-inventor is entitled to acquire such greater rights must be submitted to the Patent Counsel with a copy to the Contracting Officer at the time of the first disclosure of the invention pursuant to subparagraph (e)(2) of this clause, or not later than 8 months thereafter, unless a longer period is authorized in writing by the Contracting Officer for good cause shown in writing by the Contractor. Each determination of greater rights under this contract shall be subject to paragraph (c) of this clause, unless otherwise provided in the greater rights determination, and to the reservations and conditions deemed to be appropriate by the Secretary of Energy or designee.

          (ii) Within two (2) months after the filing of a patent application, the Contractor shall provide the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and, promptly upon issuance of a patent, provide the patent number and issue date for any subject invention in any country for which the Contractor has been granted title or the right to file and prosecute on behalf of the United States by the Department of Energy.

          (iii) Not less than thirty (30) days before the expiration of the response period for any action required by the Patent and Trademark Office, notify the Patent Counsel of any decision not to continue prosecution of the application.

          (iv) Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(c) Minimum rights acquired by the Government.

     (1) With respect to each subject invention to which the Department of Energy grants the Contractor principal or exclusive rights, the Contractor agrees as follows:

          (i) The Contractor hereby grants to the Government a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced each subject invention throughout the world by or on behalf of the Government of the United States (including any Government agency).

          (ii) The Contractor agrees that with respect to any subject invention in which DOE has granted it title, DOE has the right in accordance with the procedures in the DOE patent waiver regulations (10 CFR part 784) to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if it determines that--

               (A) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

               (B) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

               (C) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

               (D) Such action is necessary because the agreement required by paragraph (i) of this clause has neither been obtained nor waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

          (iii) The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by that agency in accordance with subparagraph (c)(1)(ii) of this clause. To the extent data or information supplied under this section is considered by the Contractor, its licensee, or assignee to be privileged and confidential and is so marked, the Department of Energy agrees that to the extent permitted by law, it will not disclose such information to persons outside the Government

          (iv) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through a Military Assistance Program of the Government or otherwise derived through the Government, to refund any amounts received as royalty charges on a subject invention in acquisitions for, or on behalf of, the Government, and to provide for such refund in any instrument transferring rights in the invention to any party.

          (v) The Contractor agrees to provide for the Government's paid-up license pursuant to subparagraph (c)(1)(i) of this clause in any instrument transferring rights in a subject invention and to provide for the granting of licenses as required by subparagraph (c)(1)(ii) of this clause, and for the reporting of utilization information as required by subparagraph
     (c)(1)(iii) of this clause, whenever the instrument transfers principal or exclusive rights in a subject invention.

          (2) Nothing contained in this paragraph (c) shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention.

(d) Minimum rights to the Contractor.

     (1) The Contractor is hereby granted a revocable, nonexclusive, royalty-free license in each patent application filed in any country on a subject invention and any resulting patent in which the Government obtains title, unless the Contractor fails to disclose the subject invention within the times specified in subparagraph (e)(2) of this clause. The Contractors license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractors business to which the invention pertains.

     (2) The Contractors domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical applications and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR Part 404 concerning the licensing of Government-owned inventions an decision concerning the revocation or modification of its license.

     (4) The Contractor may request the right to acquire patent rights to a subject invention in any foreign country where the Government has elected not to secure such rights, subject to the conditions in subparagraphs (d)(4)(i) through
(d)(4)(vii) of this clause. Such request must be made in writing to the Patent Counsel as part of the disclosure required by subparagraph (e)(2) of this clause, with a copy to the DOE Contracting Officer. DOE approval, if given, will be based on a determination that this would best serve the national interest.

          (i) The recipient of such rights, when specifically requested by DOE, and three years after issuance of a foreign patent disclosing the subject invention, shall furnish DOE a report stating:

               (A) The commercial use that is being made, or is intended to be made, of said invention, and

               (B) The steps taken to bring the invention to the point of practical application or to make the 00 invention available for licensing.

          (ii) The Government shall retain at least an irrevocable, nonexclusive, paid-up license to make, use, and sell the invention throughout the world by or on behalf of the Government (including any Government agency) and States and domestic municipal governments, unless the Secretary of Energy or designee determines that it would not be in the public interest to acquire the license for the States and domestic municipal governments.

          (iii) If noted elsewhere in this contract as a condition of the grant of an advance waiver of the Government's title to inventions under this contract, or, if no advance waiver was granted but a waiver of the Government's title to an identified invention is granted pursuant to subparagraph (b)(2) of this clause upon a determination by the Secretary of Energy that it is in the Government's best interest, this license shall include the right of the Government to sublicense foreign governments pursuant to any existing or future treaty or agreement with such foreign governments.

          (iv) Subject to the rights granted in subparagraphs (d)(1), (2), and
     (3) of this clause, the Secretary of Energy or designee shall have the right to terminate the foreign patent rights granted in this subparagraph
     (d)(4) in whole or in part unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee that effective steps necessary to accomplish substantial utilization of the invention have been taken or within a reasonable time will be taken.

          (v) Subject to the rights granted in subparagraphs (d)(1), (2), and
     (3) of this clause, the Secretary of Energy or designee shall have the right, commencing four years after foreign patent rights are accorded under this subparagraph (d)(4), to require the granting of a nonexclusive or partially exclusive license to a responsible applicant or applicants, upon terms reasonable under the circumstances, and in appropriate circumstances to terminate said foreign patent rights in whole or in part, following a hearing upon notice thereof to the public, upon a petition by an interested person justifying such hearing:

               (A) If the Secretary of Energy or designee determines, upon review of such material as he deems relevant, and after the recipient of such rights or other interested person has had the opportunity to provide such relevant and material information as the Secretary or designee may require, that such foreign patent rights have tended substantially to lessen competition or to result in undue market concentration in any section of the United States in any line of commerce to which the technology relates; or

               (B) Unless the recipient of such rights demonstrates to the satisfaction of the Secretary of Energy or designee at such hearing that the recipient has taken effective steps, or within a reasonable time thereafter is expected to take such steps, necessary to accomplish substantial utilization of the invention.

          (vi) If the contractor is to file a foreign patent application on a subject invention, the Government agrees, upon written request, to use its best efforts to withhold publication of such invention disclosures for such period of time as specified by Patent Counsel, but in no event shall the Government or its employees be liable for any publication thereof.

          (vii) Subject to the license specified in subparagraphs (d)(1), (2), and (3) of this clause, the contractor or inventor agrees to convey to the Government, upon request, the entire right, title, and interest in any foreign country in which the contractor or inventor fails to have a patent application filed in a timely manner or decides not to continue prosecution or to pay any maintenance fees covering the invention. To avoid forfeiture of the patent application or patent, the contractor or inventor shall, not less than 60 days before the expiration period for any action required by any patent office, notify the Patent Counsel of such failure or decision, and deliver to the Patent Counsel, the executed instruments necessary for the conveyance specified in this paragraph.

(e) Invention identification, disclosures, and reports.

     (1) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed o Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the performance of work under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Contracting Officer a description of such procedures for evaluation and for determination as to their effectiveness.

     (2) The Contractor shall disclose each subject invention to the DOE Patent Counsel with a copy to the Contracting Officer within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters or, if earlier, within 6 months after the Contractor becomes aware that a subject invention has been made, but in any event before any on sale, public use, or publication of such invention known to the Contractor. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to DOE, the Contractor shall promptly notify Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor. The report should also include any request for a greater rights determination in accordance with subparagraph (b)(2) of this clause. When an invention is disclosed to DOE under this paragraph, it shall be deemed to have been made in the manner specified in Sections (a)(1) and (a)(2) of 42 U.S.C. 5908, unless the Contractor contends in writing at the time the invention is disclosed that is was not so made.

     (3) The Contractor shall furnish the Contracting Officer the following:

          (i) Interim reports every 12 months (or such longer period as may be specified by the Contracting Officer) from the date of the contract, listing subject inventions during that period, and certifying that all subject inventions have been disclosed (or that there are not such inventions) and that the procedures required by subparagraph (e)(1) of this clause have been followed.

          (ii) A final report, within 3 months after completion of the contracted work listing all subject inventions or certifying that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

     (4) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (e)(2) of this clause.

     (5) The Contractor agrees, subject to FAR 27.302(j), that the Government may duplicate and disclose subject invention disclosures and all other reports and papers furnished or required to be furnished pursuant to this clause.

(f) Examination of records relating to inventions.

     (1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether--

          (i) Any such inventions are subject inventions;

          (ii) The Contractor has established and maintains the procedures required by subparagraphs (e)(1) and (4) of this clause;

          (iii) The Contractor and its inventors have complied with the procedures.

     (2) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

     (3) Any examination of records under this paragraph will be subject to appropriate conditions to protect the confidentiality of the information involved.

(g) Withholding of payment (NOTE: This paragraph does not apply to subcontracts).

     (1) Any time before final payment under this contract, the Contracting Officer may, in the Government's interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of this contract, whichever is less, shall have been set aside if, in the Contracting Officers opinion, the Contractor fails to--

          (i) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause.

          (ii) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to subparagraph
     (e)(1) of this clause;

          (iii) Disclose any subject invention pursuant to subparagraph (e)(2) of this clause;

          (iv) Deliver acceptable interim reports pursuant to subparagraph
     (e)(3)(i) of this clause; or

          (v) Provide the information regarding subcontracts pursuant to subparagraph (h)(4) of this clause.

     (2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

     (3) Final payment under this contract shall not be made before the Contractor delivers to the Contracting Officer all disclosures of subject inventions required by subparagraph (e)(2) of this clause, and acceptable final report pursuant to subparagraph (e)(3)(ii) of this clause, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

     (4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. No amount shall be withheld under this paragraph while the amount specified by this paragraph is being withheld under other provisions of the contract. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government rights.

(h) Subcontracts.

     (1) The contractor shall include the clause at 48 CFR 952.227-11 (suitably modified to identify the parties) in all subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work to be performed by a small business firm or domestic nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the contractor shall include this clause (suitably modified to identify the parties). The contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractors subject inventions.

     (2) In the event of a refusal by a prospective subcontractor to accept such a clause the Contractor--

          (i) Shall promptly submit a written notice to the Contracting Officer setting forth the subcontractors reasons for such refusal and other pertinent information that may expedite disposition of the matter; and

          (ii) Shall not proceed with such subcontract without the written authorization of the Contracting Officer.

     (3) In the case of subcontracts at any tier, DOE, the subcontractor, and Contractor agree that the mutual 1.0 obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to those matters covered by this clause.

     (4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contractor shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

     (5) The contractor shall identify all subject inventions of the subcontractor of which it acquires knowledge in the performance of this contract and shall notify the Patent Counsel, with a copy to the contracting officer, promptly upon identification of the inventions.

(i) Preference United States industry. Unless provided otherwise, no Contractor that receives title to any subject invention and no assignee of any such Contractor shall grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement may be waived by the Government upon a showing by the Contractor or assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) Atomic energy.

     (1) No claim for pecuniary award of compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted with respect to any invention or discovery made or conceived in the course of or under this contract.

     (2) Except as otherwise authorized in writing by the Contracting Officer, the Contractor will obtain patent agreements to effectuate the provisions of subparagraph (e)(1) of this clause from all persons who perform any part of the work under this contract, except nontechnical personnel, such as clerical employees and manual laborers.

(k) Background Patents.

     (1) Background Patent means a domestic patent covering an invention or discovery which is not a subject invention and which is owned or controlled by the Contractor at any time through the completion of this contract:

          (i) Which the contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and

          (ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture, or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

     (2) The Contractor agrees to and does hereby grant to the Government a royalty-free, nonexclusive license under any background patent for purposes of practicing a subject of this contract by or for the Government in research, development, and demonstration work only.

     (3) The Contractor also agrees that upon written application by DOE, it will grant to responsible parties, for purposes of practicing a subject of this contract, nonexclusive licenses under any background patent on terms that are reasonable under the circumstances. If, however, the Contractor believes that exclusive rights are necessary to achieve expeditious commercial development or utilization, then a request may be made to DOE for DOE approval of such licensing by the Contractor.

     (4) Notwithstanding subparagraph (k)(3) of this clause, the contractor shall not be obligated to license any background patent if the Contractor demonstrates to the satisfaction of the Secretary of Energy or designee that:

          (i) a competitive alternative to the subject matter covered by said background patent is commercially available or readily introducible from one or more other sources; or

          (ii) the Contractor or its licensees are supplying the subject matter covered by said background patent in sufficient quantity and at reasonable prices to satisfy market needs, or have taken effective steps or within a reasonable time are expected to take effective steps to so supply the subject matter.

(l) Publication. It is recognized that during the course of the work under this contract, the Contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the Contractor, patent approval for release of publication shall be secured from Patent Counsel prior to any such release or publication.

(m) Forfeiture of rights in unreported subject inventions.

     (1) The Contractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the Contractor fails to report to Patent Counsel within six months after the time the Contractor:

          (i) Files or causes to be filed a United States or foreign patent application thereon; or

          (ii) Submits the final report required by subparagraph (e)(2)(ii) of this clause, whichever is later.

     (2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in subparagraph (m)(1) of this clause, the Contractor

          (i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or

          (ii) Contending that the invention is not a subject invention, the Contractor nevertheless discloses the invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer; or

          (iii) Establishes that the failure to disclose did not result from the Contractor's fault or negligence.

     (3) Pending written assignment of the patent application and patents on a subject invention determined by the Secretary of Energy or designee to be forfeited (such determination to be a final decision under the Disputes clause of this contract), the Contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph (m) shall be in addition to and shall not supersede other rights and remedies which the Government may have with respect to subject inventions.

(End of clause)

Attachment 1: 952.227-11 Patent Rights - Retention by the Contractor (short form)

     PATENT RIGHTS - RETENTION BY THE CONTRACTOR (SHORT FORM) (FEB 1995)

(a) Definitions.

     (1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     (2) "Made" when used in relation to any invention means the conception of first actual reduction to practice of such invention.

     (3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501 (c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

     (4) "Practical application" means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     (5) "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85-538 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121 .3-8 and 13 CFR 121 .3-12, respectively, will be used.

     (6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

     (7) "Agency licensing regulations" and "agency regulations concerning the licensing of Government-owned inventions" mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor.

     (1) The Contractor will disclose each subject invention to the Department of Energy (DOE) within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the DOE, the Contractor will promptly notify that agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

     (2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying DOE CO within 2 years of disclosure to DOE. However, in any case where publication, on sale or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by DOE to a date that is no more than 60 days prior to the end of the statutory period.

     (3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

     (4) Requests for extension of the time for disclosure, election, and filing under subparagraphs (c)(l), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention--

     (1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that DOE may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

     (2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

     (3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file.

     (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractors license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractors business to which the invention pertains.

     (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations concerning the licensing of Government owned inventions, any decision concerning the revocation or modification of the license.

(f) Contractor action to protect the Government's interest.

     (1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and (ii) convey title to DOE when requested under paragraph (d) of this clause and to enable the government to obtain patent protection throughout the world in that subject invention.

     (2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent mailers and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

     (3) The Contractor will notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

     (4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by the United States Department of Energy. The Government has certain rights in the invention."

(g) Subcontracts.

     (1) The Contractor will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractors subject inventions.

     (2) The contractor shall include in all other subcontracts, regardless of tier, for experimental, developmental. demonstration, or research work the patent rights clause at 952.227-13.

     (3) In the case of subcontracts, at any tier, DOE, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received, by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceeding undertaken by that agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(5), DOE agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and, if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that-- (1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use; (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees; (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or (4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that--

     (1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

     (2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

     (3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

     (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractors licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when that Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

(l) Communications.

     (1) The contractor shall direct any notification, disclosure, or request to DOE provided for in this clause to the DOE patent counsel assisting the DOE contracting activity, with a copy of the communication to the Contracting Officer.

     (2) Each exercise of discretion or decision provided for in this clause, except subparagraph (k)(4), is reserved for the DOE Patent Counsel and is not a claim or dispute and is not subject to the Contract Disputes Act of 1978.

     (3) Upon request of the DOE Patent Counsel or the contracting officer, the contractor shall provide any or all of the following:

          (i) a copy of the patent application, filing date, serial number and title, patent number, and issue date for any subject invention in any country in which the contractor has applied for a patent;

          (ii) a report, not more often than annually, summarizing all subject inventions which were disclosed to DOE individually during the reporting period specified; or

          (iii) a report, prior to closeout of the contract, listing all subject inventions or stating that there were none.

(End of clause)

                                  ATTACHMENT VI

       DOE ASSISTANCE REGULATIONS, 10 CFR PART-600, AS AMENDED SUBPARTS A
                 AND B (OTHER THAN STATE AND LOCAL GOVERNMENT)


The Department of Energy Assistance Regulations as set forth in 10 CRF Part-600, as Amended Subparts A and B (Other than State and Local Governments) are hereby incorporated by reference in this subcontract. All such clauses shall, with respect to rights, duties and obligations of ADL and the Subcontractor hereunder, be interpreted and construed in such manner as to recognize and give effect to the contractual relationship between ADL and the Subcontractor under this subcontract and the rights of the U.S. Government with respect thereto under the Prime Contract from which such clauses are derived. As used therein the terms "the Contractor" and equivalent terms shall mean the Subcontractor and the terms "the Government" and "the Contracting Officer" shall include ADL and Ad's authorized representative hereunder, respectively, except under those clauses relating to the rights to audit or examine the Subcontractor's financial records in which case the terms "the Government" and "the Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the Prime Contract, respectively. The word "contract" and like terms shall mean this subcontract.

                                 ATTACHMENT VII

                      GUIDELINES FOR INTELLECTUAL PROPERTY
                             AGREEMENT FOR SFAA 1.j.

1. "Program" means the joint development program between Contractor and Subcontractor described in Exhibit A to Agreement No. A11792.

2. "Program Invention" means any invention, patentable or otherwise, relating to the Contractor Field of Use or the Subcontractor Field of Use, and conceived and/or made during the course of work performed under the Program by employees or agents of Contractor and/or Subcontract.

3. "Sole Program Invention" means any Program Invention which is made exclusively by one or more employees or agents of only one of the parties.

4. "Joint Program Invention" means any Program Invention which is jointly made by one or more employees or agents of both parties. A Joint Program Invention requires an inventive contribution to the conception or reduction to practice of the invention by each inventor (and not merely an implementation of the suggestions or instructions of the inventor); and can be made even though the inventors did not physically work together or at the same time, did not each make the same type or amount of contribution, or did not each make a contribution to the subject matter of every claim of any patent covering the invention.

5. "Background Invention" means any invention in the possession of one of the parties created, acquired and/or developed either prior to the start of the Program or during the term of Agreement No. A11792 but independently of the word carried out under the Program.

6. "Contractor Field of Use" means business activities and opportunities on a world-wide basis relating to the manufacture and sale of hydrocarbon conversion devices.

7. "Subcontractor Field of Use" means business activities and opportunities on a world-wide basis relating to the manufacture and sale of catalysts, adsorbents and/or washcoat for catalysts.

1. All Background Inventions owned or controlled by either party before the effective date of Agreement No. A11792 or owned or controlled by a party during the course of the Program shall continue to be owned or controlled by such party to the full extent permitted by law.

2. The entire right, title and interest throughout the world in and to any Sole Program Invention will be vested in the party whose employees or agents made the invention.

3. The right, title and interest throughout the world in and to any Joint Program Invention will be vested jointly in Contractor and Subcontractor, subject to the following:

          (i) if the Joint Program Invention is a catalyst or adsorbent, then Subcontractor will have the following rights: (A) Subcontractor will be free to supply catalyst or adsorbent samples to third parties for testing under non-disclosure/non-analysis agreements, (B) Subcontractor will have exclusive rights to manufacture and sell the catalyst or adsorbent, with protection to Contractor on price and availability, and (C) Subcontractor will be free to supply the catalyst or adsorbent commercially to third parties, with a reasonable royalty paid to Contractor.

          (ii) if the Joint Program Invention is a process in the Contractor Field of Use, then ADL shall have a royalty free, exclusive license (including the exclusion of UCI and the right to grant sublicenses of equal or lesser scope) under any such Joint Program Invention covering the manufacture and sale of hydrocarbon conversion devices.

Arthur D. Little
                                                Arthur D. Little, Inc.
                                                Acorn Park
                                                Cambridge, Massachusetts
                                                02140-2390 U.S.A.

                                                Telephone (1) 617.498.5000
                                                Fax (1) 617.498.7200


December 1, 1999

Mr. Jon P. Wagner
United Catalysts, Inc.
1600 West Hill Street
Louisville, KY 40210

Subject: Agreement A11792

Dear Mr. Wagner:

Please find enclosed three (3) copies of Agreement No. A11792 for your review. If you take no exceptions to the agreement, please sign all three (3) copies and return two (2) to my attention for full execution.

We look forward to working with you on this exciting program. If you have any questions, please call me at (617) 498-5636.

Very truly yours,

ARTHUR D. LITTLE, INC.


/s/ Judith Blinn

Judith Blinn
Contracting Officer

JB:amh
Enclosures

                        Intellectual Property Provisions
                     Research, Development, or Demonstration
     Large Business, State and Local Governments, and Foreign Organizations


01. FAR 52.227-1        Authorization and Consent (JUL 1995), Alternate 1

02. FAR 52.227-2        Notice and Assistance Regarding Patent and Copyright
                              Infringement (AUG 1996)
                              This clause is not
                              applicable if the
                              award is for less
                              than $100,000.

03. FAR  52.227-14      Rights in Data - General, as modified by DEAR 927.409
                              (Effective Apr 1998)
                              If this award requires the use of delivery of limited rights data and/or restricted computer software, Alternates II and III are incorporated, unless modified upon recommendation of Patent Counsel.

04. FAR  52.227-16      Additional Data Requirements (JUN 1987)

05. FAR  52.227-23      Rights to Proposal Data (Technical) (JUN 1987)

06. DEAR 952.227-9      Refund of Royalties (MAR 1995)

07. DEAR 952.227-13     Patent Rights - Acquisition by the Government (MAR 1995)


Attachment 1 (for reference only): Patent Rights - Retention by Contractor
                                   (Short Form)(MAR 1995); DEAR 952.227-11.


                                                                          LB-498